Exhibit 15.1

Disclosure of Mine Safety and Health Administration (“MSHA”) Safety Data

Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) requires certain disclosures by companies required to file periodic reports under the Securities Exchange Act of 1934 that operate mines regulated under the Mine Act. CEMEX’s U.S. quarry and mining operations are subject to MSHA regulation under the U.S. Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed or vacated.

In January 2012, the SEC issued final rules and regulations implementing the mine safety disclosure requirements of Section 1503(a) of the Dodd-Frank Act. Pursuant to those rules and regulations, we have provided the information below for mining operations in the United States only. The Dodd-Frank Act and the implementing rules and regulations thereunder do not apply to mining and quarry operations outside the U.S.

The information in the table below reflects citations and orders MSHA issued to the Company during the year ended December 31, 2013. The data was compiled primarily from the data maintained on MSHA’s public website, the Mine Data Retrieval System (“MDRS”), as of January 27, 2014. In evaluating this information, consideration should also be given to factors such as: (i) the number of citations and orders may vary depending on the size and operation of the mine, (ii) the number of citations issued may vary from inspector to inspector and mine to mine, and (iii) citations and orders may be contested and appealed, and in that process, may be reduced in severity and amount, and may be dismissed or vacated.

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
0800078	Alico Road Quarry	4	0	0	0	0	6,690	0	no	no
0401696	Azusa Quarry	0	0	0	0	0	138	0	no	no
4102885	Balcones Plant	18	0	0	0	0	68,043	0	no	no
4100994	Balcones Quarry	2	0	0	0	0	4,047	0	no	no
0405701	Black Mountain Quarry	13	0	0	0	0	114,464	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
0800800	Brooksville Cement Plant	0	0	0	0	0	117	0	no	no
0800024	Brooksville Quarry	0	0	0	0	0	200	0	no	no
0801287	Brooksville South Cement Plant	1	0	0	0	0	2,847	0	no	no
0402763	Cache Creek Quarry	1	0	0	0	0	^	0	no	no
3503508	Canby Pit	0	0	0	0	0	127	0	no	no
0200988	CEMEX - 19th Ave	0	0	0	0	0	1,374	0	no	no
0202585	CEMEX - APEX	1	0	0	0	0	734	0	no	no
0202606	CEMEX - Camp Verde	0	0	0	0	0	200	0	no	no
0200717	CEMEX - Casa Grande	0	0	0	0	0	117	0	no	no
0202896	CEMEX - Coolidge	0	0	0	0	0	100	0	no	no
0202601	CEMEX – County 19	0	0	0	0	0	200	0	no	no
0201249	CEMEX - Globe / Bixby	1	0	0	0	0	463	0	no	no
0202851	CEMEX - Gray Mountain	3	0	0	0	0	1,255	0	no	no
0200722	CEMEX - Hwy 95	0	0	0	0	0	100	0	no	no
0202355	CEMEX - Maricopa	1	0	0	0	0	685	0	no	no
0202571	CEMEX - McCormick	1	0	0	0	0	543	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
2600789	CEMEX - Paiute Pit	0	0	0	0	0	1,421	0	no	no
0202670	CEMEX - Pima	2	0	0	0	0	1,194	0	no	no
0202849	CEMEX - Prescott / Fain	1	0	0	0	0	408	0	no	no
0202466	CEMEX - Sheephill Plant	0	0	0	0	0	100	0	no	no
2602082	CEMEX - Sierra Stone Quarry	0	0	0	0	0	200	0	no	no
0202062	CEMEX - Sierra Vista	0	0	0	0	0	434	0	no	no
0201037	CEMEX - West Plant #72	0	0	0	0	0	100	0	no	no
0202753	CEMEX - West Valley	0	0	0	0	0	^	0	no	no
3300161	Cemex Fairborn Cement Plant	2	0	0	0	0	4,307	0	no	no
0400173	Clayton Plant	2	0	0	0	0	3,702	0	no	no
0900053	Clinchfield Plant	2	0	0	0	0	23,914	0	no	no
3800127	Deerfield Sand	0	0	0	0	0	100	0	no	no
0100016	Demopolis Plant Cemex Inc	0	0	0	0	0	3,162	0	no	no
4103816	East Loop 375 Sand Plt	5	0	2	0	0	5,480	0	no	no
0401891	Eliot Plant	2	0	0	0	0	1,734	0	no	no
0800519	FEC Quarry	3	0	0	0	0	2,611	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
4503424	Granite Falls Quarry	0	0	0	0	0	100	0	no	no
4000840	Knoxville Cement Plant	9	0	0	0	0	8,950	0	no	no
1500040	Kosmos Cement Battletown Quarry*	0	0	0	0	0	127	0	no	no
1504469	KOSMOS Cement Co.	7	0	2	0	0	56,283	0	no	no
0801015	Krome Quarry	0	0	0	0	0	300	0	no	no
2900445	La Luz Pit	2	0	0	0	0	775	0	no	no
0801269	Lake Wales Sand Mine	0	0	0	0	0	100	0	no	no
0402843	Lapis Plant	3	1	0	0	0	3,208	0	no	no
0401896	Lemon Cove Plant	3	1	0	0	0	864	0	no	no
0500344	Lyons Cement Plant Cemex Inc	5	0	0	0	0	13,041	0	no	no
0405216	Lytle Creek Pit	0	0	0	0	0	884	0	no	no
4101066	McCombs Quarry	1	0	0	0	0	785	0	no	no
4100046	McKelligon Canyon	1	0	0	0	0	5,906	0	no	no
0800046	Miami Cement Plant	3	0	0	0	0	7,996	0	no	no
0404140	Moorpark Quarry	1	0	0	0	0	897	0	no	no
4100060	Odessa Cement Plant	7	0	0	0	0	15,067	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
0801216	Palmdale Sand Mine	1	0	0	0	0	^	0	no	no
0401906	Patterson Plant	0	0	0	0	0	100	0	no	no
4503692	Portable #2	0	0	0	0	0	108	0	no	no
0403623	Red Hill	4	0	0	0	0	2,627	0	no	no
0200758	Rinker Materials Bullhead	0	0	0	0	0	100	0	no	no
0401897	Rockfield Plant	1	0	0	0	0	707	0	no	no
4103278	South Quarry	2	0	0	0	0	937	0	no	no
0401895	Tracy Kerlinger Plant	4	0	0	0	0	5,676	0	no	no
2902128	Vado Quarry	1	0	0	0	0	3,261	0	no	no
0400281	Victorville Cement Plant	4	0	0	0	0	3,083	0	no	no
4104308	West Quarry	2	0	0	0	0	1,180	0	no	no
0801000	474 Sand Mine	1	0	0	0	0	390	0	no	no

*	A third party leased and operates this site, effective June 28, 2013. This data represents citations, orders, violations, assessments, etc. for the period of January 1, 2013 through June 28, 2013.
^	As of December 31, 2013, the penalty had not yet been assessed or not yet contested.

(1)	MSHA assigns an identification number to each mine or operation and may or may not assign a separate identification number to related facilities. The information provided in this table is presented by mine identification number.

(2)	Represents the total number of citations issued by MSHA for violation of health or safety standards that could significantly and substantially contribute to a serious injury if left unabated.
(3)	Represents the total number of orders issued, which represents a failure to abate a citation under section 104(a) within the period prescribed by MSHA. This results in an order of immediate withdrawal from the area of the mine affected by the condition until MSHA determines that the violation has been abated.
(4)	Represents the total number of citation and orders issued by MSHA for unwarrantable failure to comply with mandatory health or safety standards.
(5)	Represents the total number of flagrant violations identified.
(6)	Represents the total number of imminent danger orders issued under section 107(a) of the Mine Act.
(7)	Amounts represent the total dollar value of proposed assessments received from MSHA and do not necessarily relate to the citations or orders issued by MSHA during the period or to the pending legal actions reported below.

The table below sets forth the total number of reportable legal actions for the twelve months ended December 31, 2013.

Mine ID Number	Mine or Operating Name	Legal Actions Pending as of Last Day of Period (December 31, 2013) (#)(8)						Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
		Contests of Citations /Orders(9)	Contests of Proposed Penalties(9)	Complaints for Compensation	Complaints of Discharge / Discrimination / Interference	Application for Temporary Relief	Appeals to FMSHRC
0800078	Alico Road Quarry	0	0	0	0	0	0	0	1
4102885	Balcones Plant	7	7	0	0	0	0	3	7
4100994	Balcones Quarry	6	6	0	0	0	0	1	0
0100578	Bellwood**	0	0	0	0	0	0	0	1
0405701	Black Mountain Quarry	48	48	0	0	0	0	15	12
0800800	Brooksville Cement Plant	0	0	0	0	0	0	0	1
0800024	Brooksville Quarry	0	0	0	0	0	0	0	2
0801287	Brooksville South Cement Plant	2	2	0	0	0	0	0	0
0402763	Cache Creek Quarry	11	11	0	0	0	0	2	0
0800511	Card Sound Quarry	0	0	0	0	0	0	0	1
0200722	CEMEX - Hwy 95	0	0	0	0	0	0	0	2
2600789	CEMEX - Paiute Pit	2	2	0	0	0	0	2	0
2602082	CEMEX - Sierra Stone Quarry	0	0	0	0	0	0	0	3
0400173	Clayton Plant	7	7	0	0	0	0	4	18

0900053	Clinchfield Plant	4	4	0	0	0	0	4	4
3500965	Coyote Springs Sand & Gravel	0	0	0	0	0	0	0	1
0100016	Demopolis Plant Cemex Inc	0	0	0	0	0	0	0	4
4103816	East Loop 375 Sand Plt	3	3^	0	0	0	0	3	0
0401891	Eliot Plant	4	4	0	0	0	0	4	13
0800519	FEC Quarry	0	0	0	0	0	0	0	9
4503039	Fisher Quarry	6	6	0	0	0	0	4	0
4000840	Knoxville Cement Plant	11	11	0	0	0	0	1	12
1500040	Kosmos Cement Battletown Quarry*	0	0	0	0	0	0	0	1
1504469	KOSMOS Cement Co.	2	2	0	0	0	0	2	18
2900445	La Luz Pit	0	0	0	0	0	0	0	2
0801269	Lake Wales Sand Mine	1	1	0	0	0	0	1	0
0402843	Lapis Plant	13	13	0	0	0	0	13	0
0401896	Lemon Cove Plant	4	4	0	0	0	0	4	0
0500344	Lyons Cement Plant Cemex Inc	1	1	0	0	0	0	0	26
4100046	McKelligon Canyon	0	0	0	0	0	0	1	13
0800046	Miami Cement Plant	11	11	0	0	0	0	14	26
4100060	Odessa Cement Plant	11	11	0	0	0	0	2	1
0801216	Palmdale Sand Mine	0	0	0	0	0	0	0	2
4503692	Portable #2	0	0	0	0	0	0	0	1

0403623	Red Hill	1	1	0	0	0	0	1	0
0401897	Rockfield Plant	3	3	0	0	0	0	3	0
4103278	South Quarry	0	0	0	0	0	0	0	1
0401895	Tracy Kerlinger Plant	0	0	0	0	0	0	3	3
2902128	Vado Quarry	2	2	0	0	0	0	0	0
0400281	Victorville Cement Plant	4	4	0	0	0	0	4	5
4104308	West Quarry	0	0	0	0	0	0	0	1
3503596	West Salem Aggregate***	0	0	0	0	0	0	0	1

(8)	Pending legal actions before the Federal Mine Safety and Health Review Commission (the “Commission”) as required to be reported by Section 1503(a)(3) of the Act.

The following provides additional information regarding the types or categories of proceedings that may be brought before the Commission.

A	Contest Proceedings - a contest proceeding may be filed with the Commission by an operator to challenge the issuance of a citation or order issued by MSHA;

B	Civil Penalty Proceedings - a civil penalty proceeding may be filed with the Commission by an operator to challenge a civil penalty MSHA has proposed for a violation contained in a citation or order;

C	Compensation Proceedings - a compensation proceeding may be filed with the Commission by miners entitled to compensation when a mine is closed by certain closure orders issued by MSHA. The purpose of the proceeding is to determine the amount of compensation if any, due to miners idled by the orders;

D	(i) Discrimination Proceedings – a discrimination proceeding involves a miner’s allegation that he or she has suffered adverse employment action because he or she engaged in activity protected under the Mine Act, such as making a safety complaint;

(ii) Temporary Reinstatement Proceedings – a temporary reinstatement proceeding involves a case in which a miner has filed a complaint with MSHA stating that he or she has suffered discrimination and the miner has lost his or her position;

E	Applications for Temporary Relief-applications for temporary relief of any order issued under Section 104; and

F	Appeals of judges’ decisions or orders to the FMSHRC.

(9)	Contests pending as of year-end on the MDRS, but which are subsequently vacated, are not included in any reports on the MDRS. As a result, discrepancies may appear between the prior reporting year’s “Legal Actions Pending as of Last Day of Period (December 31, 2012)” and “Legal Actions Resolved During Year” for current reporting period.
^	As of December 31, 2013, the penalty had not yet been assessed or not yet contested.
*	A third party leased and operates this site, effective June 28, 2013. This data represents activity through June 27, 2013.
**	Site sold by the Company, effective July 1, 2012. This data represents Legal Actions during the reporting period which relate to citations, orders, violations, assessments, etc. issued prior to July 1, 2012.
***	Site sold by the Company, effective February 15, 2013. This data represents activity through February 14, 2013.